Exhibit 99.2

[Logo of Entergy]                                       Entergy
                                                        639 Loyola Avenue
                                                        New Orleans, LA  70113



      Date:      October 22, 2001                       News
                                                        Release
      For        Immediately
      Release:

      Contact:   Yolanda Pollard (News Media)
                 (504) 576-4238
                 ypollar@entergy.com

                 Nancy Morovich (Investor
                 Relations)
                 (504) 576-5506
                 (888) 925-8406 (pager)
                 nmorovi@entergy.com


             Entergy Reports Solid Third Quarter


          New Orleans, La. - Entergy Corporation (NYSE:ETR) today

     announced that third quarter 2001 consolidated earnings were solid, topping Wall Street's earnings consensus for the 14th consecutive quarter. Excluding the effects of weather, third quarter 2001 results were 7 percent higher than the same

     period in 2000 due to the continued strong performance of the competitive nuclear and trading businesses, which are not

     subject to state and local regulation.

          On an operational basis, Entergy's earnings were $278.7

     million, or $1.24 per share, in third quarter 2001, when

     compared with $306.1 million, or $1.37 cents per share, in the year-earlier period. Entergy experienced unusually hot weather in the third quarter of 2000 which accounted for 17 cents of the earnings for that period.

          "We have developed and are executing a strategy that can

     deliver results in spite of tough economic times and mild

     weather patterns," said J. Wayne Leonard, Entergy's chief

     executive officer. "We've now exceeded Wall Street's earnings consensus for 14 consecutive quarters which covers every

     single quarter since we changed strategies and key management in the second quarter of 1998."

                           Utility Operations

          In third quarter 2001, as reported and operational utility earnings were $223.6 million, or 99 cents per share. This

     compares with $283.9 million, or $1.27 per share, in as

     reported earnings, and $290.1 million, or $1.30 per share in operational earnings for the same period in 2000. The only special item included at the utility in either of these periods was a $6.2 million, or 3 cents per share, regulatory and

     reserves adjustment in third quarter 2000. The decrease in earnings quarter over quarter was due in large part to

     significantly milder weather in third quarter 2001, compared with third quarter 2000, when much warmer than normal weather contributed 17 cents to earnings per share. In addition, the sluggish economy reduced usage and revenues across various retail segments, particularly among industrial customers. The earnings impact of the decrease in revenues was partially

     offset by reduced operation and maintenance expense including lower nuclear and transition to competition costs.

                    Competitive Non-Regulated Businesses

          Earnings per share from Entergy's competitive businesses

     increased by more than 400 percent over those reported a year ago, when a one-time gain in third quarter 2001 is excluded.

     On an as reported basis, the competitive businesses earned

     $101.9 million, or 46 cents per share, in third quarter 2001,

     compared with $13.4 million, or 6 cents per share, earned in the same period of 2000. Third quarter 2001 earnings included a special item of 15 cents per share, or $33.8 million,

     comprised primarily of the gain recorded on the sale of the

     Saltend project in the United Kingdom.

          Entergy Nuclear earned $34.6 million, or 16 cents per

     share, compared to $6.5 million, or 3 cents per share, in

     third quarter 2000.  The increased earnings were due

     primarily to the addition of Indian Point 3 and FitzPatrick nuclear units acquired in late 2000, and Indian Point 2

     acquired in September 2001. In addition, exceptional

     operating performance across the non-utility nuclear

     portfolio contributed to strong earnings results achieved by this business.

          Energy Commodity Services contributed $67.2 million, or

     30 cents, to earnings per share on an as reported basis

     compared to $6.8 million, or 3 cents per share, contributed in third quarter 2000. Included in third quarter 2001 results was a special item of 15 cents per share, or $33.8 million.

     This special item included a 20 cent gain from the sale of the Saltend project in the United Kingdom which was reduced by a reserve recorded in connection with the pending

     cancellation of certain gas turbines previously expected to be operational in 2005. Earnings on an operational basis

     totaled $33.4 million, or 15 cents per share, and were

     contributed primarily by Entergy-Koch's trading and marketing subsidiary and the gas pipeline business.

                              Parent & Other

          Parent & Other recorded a loss of 6 cents per share in

     third quarter 2001, as compared with earnings of 1 cent per share in third quarter 2000. The decrease in third quarter

     2001 was due primarily to lower investment income as a result of a combination of reduced cash balances and investment

     yields.

                                 Outlook

          "With three quarters of the year on the books we have

     already delivered financial results within our full year's earnings guidance range," said C. John Wilder, Entergy's

     chief financial officer. "The competitive businesses in

     particular have performed exceptionally well and the utility has delivered solid performance in spite of extremely mild weather conditions. We close in on the end of the year with optimism that 2001 will be another year of outstanding

     financial results which will position us very favorably for

     2002 and beyond. We are moving our current guidance for 2001 to $3.10 to $3.20 per share excluding the impact of weather,

     which positions us at the top end of the previous guidance we've shared. And we continue to see $3.30 to $3.50 in

     earnings per share for the year 2002."

          Entergy Corporation, with annual revenues of more than

     $10 billion, is a major global energy company engaged in

     power production, distribution operations, and related

     diversified services, with more than 14,000 employees.

     Entergy owns, manages, or invests in power plants generating more than 30,000 megawatts of electricity domestically and internationally, and delivers electricity to about 2.6

     million customers in portions of Arkansas, Louisiana,

     Mississippi, and Texas. Through Entergy-Koch, L.P., it is

     also a leading provider of wholesale energy marketing and

     trading services.

                                -30-

         Entergy's online address is www.entergy.com

     The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that forward-looking statements contained herein with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation, Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc., and System Energy Resources, Inc. and their affiliated companies may involve risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties relating to: the effects of weather, the performance of generating units and transmission systems, the possession of nuclear materials, fuel and purchased power prices and availability, the effects of regulatory decisions and changes in law, litigation, capital spending requirements, the onset of competition, including the ability to recover net regulatory assets and other potential stranded costs, the effects of recent developments in the California electricity market on the utility industry nationally, advances in technology, changes in accounting standards, corporate restructuring and changes in capital structure, the success of new business ventures, changes in the markets for electricity and other energy-related commodities, changes in interest rates and in financial and foreign currency markets generally, the economic climate and growth in Entergy's service territories, changes in corporate strategies, and other factors.

                          ENTERGY CORPORATION
                         Earnings at a glance



 Third Quarter                       2001           2000          %

 Operating Revenues               $2,575.74       $3,431.55     (24.9)
 As Reported Earnings             $  312.48       $  299.93       4.2
 As Reported Earnings per
   diluted share*                 $    1.39       $    1.34       3.7
 Operational Earnings per
   diluted share                  $    1.24       $    1.37      (9.5)


 *Includes Special Items (EPS):
   Gain (loss) on disposition        $ 0.15               -
    of assets - net
   Regulatory & reserve                   -         $( 0.03)
    adjustments
                                     ------         -------
  Total                              $ 0.15         $( 0.03)
                                     ======         =======



 Year to Date                        2001          2000          %

 Operating Revenues               $7,723.44     $7,380.84       4.6
 As Reported Earnings             $  705.54     $  635.99      11.4
 As Reported Earnings per
   diluted share*                 $    3.14     $    2.77      13.4
 Operational Earnings per
   diluted share                  $    3.05     $    2.80       8.9

 *Includes Special Items (EPS):
   Merger expenses                   $(0.06)           $-
   Gain (loss) on disposition          0.15          0.06
    of assets - net
   Regulatory & reserve                   -         (0.09)
    adjustments
                                     ------        ------
  Total                               $0.09        $(0.03)
                                     ======        ======



Note - dollars in millions except per share amounts, which are actual.

                           Entergy Corporation
                      Consolidated Income Statement
                     Three Months Ended September 30
                              (in thousands)

                                                                 2001          2000    % Inc/(Dec)
                                                                      (unaudited)
Operating Revenues:
     Domestic electric                                         $1,986,338   $2,385,087    (16.7)
     Natural gas                                                   18,212       21,815    (16.5)
     Competitive businesses                                       571,186    1,024,653    (44.3)
                                                               ----------   ----------
                      Total                                     2,575,736    3,431,555    (24.9)
                                                               ----------   ----------

Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale                           925,452      794,782     16.4
         Purchased power                                          279,060    1,158,145    (75.9)
         Nuclear refueling outage expenses                         24,284       18,439     31.7
         Other operation and maintenance                          550,339      504,379      9.1
     Decommissioning                                              (22,553)      11,505   (296.0)
     Taxes other than income taxes                                103,593      103,188      0.4
     Depreciation and amortization                                127,650      188,967    (32.4)
     Other regulatory charges (credits) - net                     (24,621)      47,816   (151.5)
     Amortization of rate deferrals                                 6,029       10,497    (42.6)
                                                               ----------   ----------
                      Total                                     1,969,233    2,837,718    (30.6)
                                                               ----------   ----------

Operating Income                                                  606,503      593,837      2.1
                                                               ----------   ----------

Other Income (Deductions):
     Allowance for equity funds used during
         construction                                               7,672        9,163    (16.3)
     Gain (loss) on sales of assets - net                           2,066         (284)  (827.5)
     Equity in earnings of unconsolidated equity affiliates        58,414            -        -
     Miscellaneous - net                                           37,643       53,873    (30.1)
                                                               ----------   ----------
                      Total                                       105,795       62,752     68.6
                                                               ----------   ----------

Interest and Other Charges:
     Interest on long-term debt                                   126,670      121,464      4.3
     Other interest - net                                          84,452       22,576    274.1
     Dividends on preferred securities of subsidiaries              4,709        4,709        -
     Allowance for borrowed funds used during
         construction                                              (6,287)      (6,776)    (7.2)
                                                               ----------   ----------
                      Total                                       209,544      141,973     47.6
                                                               ----------   ----------

Income Before Income Taxes                                        502,754      514,616     (2.3)

Income Taxes                                                      185,300      207,927    (10.9)
                                                               ----------   ----------

Consolidated Net Income                                           317,454      306,689      3.5

Preferred dividend requirements of subsidiaries and other           4,970        6,755    (26.4)
                                                               ----------   ----------

Earnings Applicable to Common Stock                              $312,484     $299,934      4.2
                                                               ==========   ==========
Earnings Per Average Common Share:
     Basic                                                          $1.41        $1.35      4.4
     Diluted                                                        $1.39        $1.34      3.7
Average Number of Common Shares Outstanding:
     Basic                                                    221,675,578  222,159,091
     Diluted                                                  224,830,056  224,352,165



                            Entergy Corporation
                       Consolidated Income Statement
                       Nine Months Ended September 30
                               (in thousands)

                                                                 2001          2000     % Inc/(Dec)
                                                                      (unaudited)
Operating Revenues:
     Domestic electric                                         $5,849,720   $5,402,657      8.3
     Natural gas                                                  159,144       96,107     65.6
     Competitive businesses                                     1,714,574    1,882,071     (8.9)
                                                               ----------   ----------
                      Total                                     7,723,438    7,380,835      4.6
                                                               ----------   ----------

Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale                         3,076,932    1,756,972     75.1
         Purchased power                                          888,835    2,030,210    (56.2)
         Nuclear refueling outage expenses                         64,567       53,625     20.4
         Other operation and maintenance                        1,469,408    1,332,012     10.3
     Decommissioning                                               (4,749)      28,611   (116.6)
     Taxes other than income taxes                                295,717      266,346     11.0
     Depreciation and amortization                                514,099      545,991     (5.8)
     Other regulatory charges (credits) - net                     (21,075)      27,311   (177.2)
     Amortization of rate deferrals                                15,181       25,776    (41.1)
                                                               ----------   ----------
                      Total                                     6,298,915    6,066,854      3.8
                                                               ----------   ----------

Operating Income                                                1,424,523    1,313,981      8.4
                                                               ----------   ----------

Other Income (Deductions):
     Allowance for equity funds used during
         construction                                              19,259       24,898    (22.6)
     Gain (loss) on sales of assets - net                          14,414       21,291    (32.3)
     Equity in earnings of unconsolidated equity affiliates       153,957            -        -
     Miscellaneous - net                                          139,862      156,505    (10.6)
                                                               ----------   ----------
                      Total                                       327,492      202,694     61.6
                                                               ----------   ----------

Interest and Other Charges:
     Interest on long-term debt                                   386,373      353,585      9.3
     Other interest - net                                         183,752       66,227    177.5
     Dividends on preferred securities of subsidiaries             14,128       14,128        -
     Allowance for borrowed funds used during
         construction                                             (15,718)     (18,753)   (16.2)
                                                               ----------   ----------
                      Total                                       568,535      415,187     36.9
                                                               ----------   ----------

Income Before Income Taxes                                      1,183,480    1,101,488      7.4

Income Taxes                                                      459,573      440,616      3.6
                                                               ----------   ----------

Consolidated Net Income                                           723,907      660,872     10.0

Preferred dividend requirements of subsidiaries and other          18,363       24,886    (26.2)
                                                               ----------   ----------

Earnings Applicable to Common Stock                              $705,544     $635,986     11.4
                                                               ==========   ==========
Earnings Per Average Common Share:
     Basic                                                          $3.19        $2.78     14.7
     Diluted                                                        $3.14        $2.77     13.4
Average Number of Common Shares Outstanding:
     Basic                                                    220,908,546  228,930,171
     Diluted                                                  224,780,449  230,034,859


                           Entergy Corporation
                      Consolidated Income Statement
                     Twelve Months Ended September 30
                              (in thousands)

                                                                 2001          2000    % Inc/(Dec)
                                                                      (unaudited)
Operating Revenues:
     Domestic electric                                         $7,666,754   $6,803,141     12.7
     Natural gas                                                  228,908      128,141     78.6
     Competitive businesses                                     2,463,089    2,201,920     11.9
                                                               ----------   ----------
                      Total                                    10,358,751    9,133,202     13.4
                                                               ----------   ----------

Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale                         3,965,795    2,361,791     67.9
         Purchased power                                        1,521,506    2,282,212    (33.3)
         Nuclear refueling outage expenses                         81,454       73,267     11.2
         Other operation and maintenance                        2,038,707    1,841,880     10.7
     Decommissioning                                                6,124       39,596    (84.5)
     Taxes other than income taxes                                399,716      346,480     15.4
     Depreciation and amortization                                714,233      721,707     (1.0)
     Other regulatory charges (credits) - net                     (44,705)      32,111   (239.2)
     Amortization of rate deferrals                                19,797       33,500    (40.9)
                                                               ----------   ----------
                      Total                                     8,702,627    7,732,544     12.5
                                                               ----------   ----------

Operating Income                                                1,656,124    1,400,658     18.2
                                                               ----------   ----------

Other Income (Deductions):
     Allowance for equity funds used during
         construction                                              26,383       33,553    (21.4)
     Gain (loss) on sales of assets - net                         (27,342)      31,327   (187.3)
     Equity in earnings of unconsolidated equity affiliates       153,959            -        -
     Miscellaneous - net                                          173,484      221,835    (21.8)
                                                               ----------   ----------
                      Total                                       326,484      286,715     13.9
                                                               ----------   ----------

Interest and Other Charges:
     Interest on long-term debt                                   509,861      471,153      8.2
     Other interest - net                                         203,159       90,296    125.0
     Dividends on preferred securities of subsidiaries             18,838       18,838      0.0
     Allowance for borrowed funds used during
         construction                                             (21,079)     (24,869)   (15.2)
                                                               ----------   ----------
                      Total                                       710,779      555,418     28.0
                                                               ----------   ----------

Income Before Income Taxes                                      1,271,829    1,131,955     12.4

Income Taxes                                                      497,878      454,879      9.5
                                                               ----------   ----------

Consolidated Net Income                                           773,951      677,076     14.3

Preferred dividend requirements of subsidiaries and other          25,098       36,808    (31.8)
                                                               ----------   ----------

Earnings Applicable to Common Stock                              $748,853     $640,268     17.0
                                                               ==========   ==========
Earnings Per Average Common Share:
     Basic                                                          $3.40        $2.76     23.2
     Diluted                                                        $3.33        $2.75     21.1
Average Number of Common Shares Outstanding:
     Basic                                                    220,574,276  231,946,696
     Diluted                                                  224,689,451  232,790,875



                          Entergy Corporation
              U.S. Utility Electric Energy Sales & Customers

                     Three Months Ended September

                                         2001        2000         %
                                        (Millions of kwh)
Electric Energy Sales:
Residential                              10,502     11,573      (9.3)
Commercial                                7,351      7,578      (3.0)
Governmental                                722        744      (2.9)
Industrial                               10,457     11,248      (7.0)
                                         ------     ------
    Total to Ultimate Customers          29,032     31,143      (6.8)
Wholesale                                 2,373      2,290       3.6
                                         ------     ------
    Total Sales                          31,405     33,433      (6.1)
                                         ======     ======

                       Nine Months Ended September

                                         2001        2000        %
                                        (Millions of kwh)
Electric Energy Sales:
Residential                              24,771     24,943     (0.7)
Commercial                               18,834     18,738      0.5
Governmental                              1,967      1,966      0.1
Industrial                               31,478     32,886     (4.3)
                                         ------     ------
    Total to Ultimate Customers          77,050     78,533     (1.9)
Wholesale                                 7,004      6,880      1.8
                                         ------     ------
    Total Sales                          84,054     85,413     (1.6)
                                         ======     ======

                      Twelve Months Ended September

                                         2001        2000         %
                                         (Millions of kwh)
Electric Energy Sales:
Residential                              31,826     31,300       1.7
Commercial                               24,753     24,376       1.5
Governmental                              2,606      2,598       0.3
Industrial                               42,548     44,095      (3.5)
                                        -------    -------
    Total to Ultimate Customers         101,733    102,369      (0.6)
Wholesale                                 9,917      9,203       7.8
                                        -------    -------
    Total Sales                         111,650    111,572       0.1
                                        =======    =======


                      September

                                         2001          2000          %
Electric Customers  (Year to date average):
Residential                            2,217,728     2,204,308      0.6
Commercial                               295,823       288,473      2.5
Governmental                              14,644        14,296      2.4
Industrial                                41,587        42,476     (2.1)
                                       ---------     ---------
    Total to Ultimate Customers        2,569,782     2,549,553      0.8
Wholesale                                     39            38      2.6
                                       ---------     ---------
    Total Customers                    2,569,821     2,549,591      0.8
                                       =========     =========